Exhibit 1.2

EMBRAER S.A.

Debt Securities

TERMS AGREEMENT

June 12, 2012

To: The Underwriters named herein

Ladies and Gentlemen:

Embraer S.A. (the “Company”) agrees to sell to the several Underwriters named in Schedule I hereto for their respective accounts, on and subject to the terms and conditions of the Underwriting Agreement Basic Provisions attached hereto as Exhibit I (the “Agreement”), the following securities (the “Securities”) on the following terms:

Issuer:	Embraer S.A.
Title:	5.150% Notes due 2022
Principal Amount:	US$500,000,000
Coupon (Interest Rate):	5.150% per annum
Interest Payment Dates:	Semi-annually on December 15 and June 15 (and on maturity date), commencing on December 15, 2012
Interest Payment Record Dates:	December 1 and June 1
Maturity Date:	June 15, 2022
Yield to Maturity:	5.150%
Benchmark Treasury:	1.750% U.S. Treasury due May 2022
Spread to Benchmark Treasury:	348.6 basis points
Benchmark Treasury Price and Yield:	100-25; 1.664%
Make-Whole Call:	Treasury Rate plus 50 basis points after June 15, 2017
Settlement Date:	June 15, 2012 (T+3)
Denominations:	US$2,000 and multiples of US$1,000 above such amount.
Optional Tax Redemption:	For specified changes in Brazilian tax laws
Listing:	New York Stock Exchange (application pending)
CUSIP:	29082A AA5
ISIN:	US29082AAA51
Ratings:	Moody’s, Baa3; S&P, BBB-
Public Offering Price:	100.00% of the principal amount, plus accrued interest, if any, from June 15, 2012.
Price to Underwriters:	99.800% of the principal amount, plus accrued interest, if any, from June 15, 2012.
Registration Statement File Number:	333-182039
Execution Time:	5 p.m. (New York City time) on June 12, 2012
Closing:	9:30 a.m. (New York City time) on June 15, 2012, at the offices of Simpson Thacher & Bartlett LLP, Av. Presidente Juscelino Kubitschek, n. 1.455, 12th floor, São Paulo, SP.

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Bookrunners:	Citigroup Global Markets Inc. Itau BBA USA Securities, Inc. Morgan Stanley & Co. LLC.
Managers:	None
Clear Market Period:	From June 12, 2012 to July 12, 2012, the Issuer and its subsidiaries will not issue, offer or sell non-real denominated debt securities with tenor of more than one year, provided that the Issuer will not be prevented from (i) prepaying any of its existing indebtedness; (ii) entering into a five-year revolving credit facility with lenders of its choosing; (iii) entering into any export financing transaction with multilateral agencies or (iv) entering into any financing from Financiadora de Estudos e Projetos – FINEP or the Banco Nacional de Desenvolvimento Econômico e Social – BNDES.
Indenture:	Indenture to be dated as of June 15, 2012, among the Issuer and The Bank of New York Mellon, as trustee.
Additional Transaction Documents:	None.
Notice to Underwriters:	Notices to the Underwriters shall be directed to:

Citigroup Global Markets Inc. 388 Greenwich Street New York, NY 10013 Attn: General Counsel Fax: 212-816-7912

Itau BBA USA Securities, Inc. 767 Fifth Avenue, 50th floor New York, NY 10153 Attention: Debt Capital Markets – Syndicate Desk

and

Morgan Stanley & Co. LLC 1585 Broadway New York, NY 10036 Attention: Debt Syndicate Desk with copy to Legal Department

Underwriter Information:	The first paragraph under the caption “Underwriting—Price Stabilization and Short Positions” in the Disclosure Package and the Final Prospectus.

The respective principal amounts of the Securities to be purchased by each of the Underwriters are set forth opposite their names in Schedule I hereto.

To the extent not superseded or amended by the terms hereof, the provisions of the Underwriting Agreement – Basic Provisions are incorporated herein by reference. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Underwriting Agreement – Basic Provisions.

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This Terms Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

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Very truly yours,

EMBRAER S.A.

By:	/s/ Frederico Pinheiro Fleury Curado
Name: Frederico Pinheiro Fleury Curado
Title: President and Chief Executive Officer

By:	/s/ José Antonio de Almeida Filippo
Name: José Antonio de Almeida Filippo
Title: Executive Vice-President and Chief Financial and Investor Relations Officer

The foregoing Terms Agreement is hereby confirmed and accepted as of the date first above written.

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Michael C. Gilfond
Authorized Signatory
Michael C. Gilfond Managing Director Latin America Credit Markets

By:
Authorized Signatory

For itself and on behalf of the several Underwriters listed in Schedule 1 hereto.

The foregoing Terms Agreement is hereby confirmed and accepted as of the date first above written.

ITAU BBA USA SECURITIES, INC.

By:	/s/ Nadine Cavusoglu
Authorized Signatory
Nadine Cavusoglu, MD

By:	/s/ Julia Chen
Authorized Signatory
Julia Chen Chief Operational Officer

For itself and on behalf of the several Underwriters listed in Schedule 1 hereto.

The foregoing Terms Agreement is hereby confirmed and accepted as of the date first above written.

MORGAN STANLEY & CO. LLC.

By:	/s/ Yurij Slyz
Authorized Signatory
Yurij Slyz, Executive Director

By:
Authorized Signatory

For itself and on behalf of the several Underwriters listed in Schedule 1 hereto.

STATE OF NEW YORK	)
) :SS
COUNTY OF NEW YORK	)

On this 12 day of June, 2012, before me, a notary public within and for said county, personally appeared Michael Gilfond, to me personally known who being duly sworn, did say that he is Managing Director of CITIGROUP GLOBAL MARKETS INC., one of persons described in and which executed the foregoing instrument, and acknowledges said instrument to be the free act and deed of said corporation.

[NOTARIAL SEAL]

STATE OF NEW YORK	)
) :SS
COUNTY OF NEW YORK	)

On this 12th day of June, 2012, before me, a notary public within and for said county, personally appeared Nadine Cavusoglu and Julia Chen, to me personally known who being duly sworn, did say that she is MD and COO of ITAU BBA USA SECURITIES, INC., one of persons described in and which executed the foregoing instrument, and acknowledges said instrument to be the free act and deed of said corporation.

[NOTARIAL SEAL]

STATE OF NEW YORK	)
) :SS
COUNTY OF NEW YORK	)

On this 12 day of June, 2012, before me, a notary public within and for said county, personally appeared Mr. Yurij Slyz, to me personally known who being duly sworn, did say that he is Executive Director of MORGAN STANLEY & CO. LLC, one of persons described in and which executed the foregoing instrument, and acknowledges said instrument to be the free act and deed of said corporation.

[NOTARIAL SEAL]

SCHEDULE I

Underwriter	Principal Amount
Citigroup Global Markets Inc.	US$	166,667,000
Itau BBA USA Securities, Inc.	US$	166,667,000
Morgan Stanley & Co. LLC.	US$	166,666,000

Total	US$	500,000,000

SCHEDULE II

Free Writing Prospectuses included in Disclosure Package

•	Final Term Sheet, dated June 12, 2012, relating to the Notes (as filed pursuant to Rule 433 under the U.S. Securities Act of 1933)

SCHEDULE III

Final Term Sheet

June 12, 2012

Embraer S.A.

US$500,000,000

5.150% Notes due 2022

Issuer:	Embraer S.A.
Title of Securities:	5.150% Notes due 2022
Public Offering Price:	100.00% of the principal amount
Principal Amount:	US$500,000,000
Coupon (Interest Rate):	5.150% per annum
Interest Payment Dates:	Semi-annually on December 15 and June 15 (and on maturity date), commencing on December 15, 2012
Interest Payment Record Dates:	December 1 and June 1
Maturity Date:	June 15, 2022
Yield to Maturity:	5.150%
Benchmark Treasury:	1.750% U.S. Treasury due May 2022
Spread to Benchmark Treasury:	348.6 basis points
Benchmark Treasury Price and Yield:	100-25; 1.664%
Make-Whole Call:	Treasury Rate plus 50 basis points after June 15, 2017
Trade Date:	June 12, 2012
Settlement Date:	June 15, 2012 (T+3)
Denominations:	US$2,000 and multiples of US$1,000 above such amount.
Listing:	New York Stock Exchange (application pending)
CUSIP:	29082A AA5
ISIN:	US29082AAA51
Type of Offering:	SEC registered (No. 333-182039)
Joint Bookrunners:	Citigroup Global Markets Inc. Itau BBA USA Securities, Inc. Morgan Stanley & Co. LLC
Ratings:	Moody’s, Baa3; S&P, BBB-

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer or any underwriter

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or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Citigroup Global Markets Inc., at 1-800-831-9146, Itau BBA USA Securities, Inc., at 1-888-770-4828, or Morgan Stanley & Co. LLC, at 1-866-718-1649.

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